Execution Version

THIRD SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of March 30, 2018, among L3 Technologies, Inc., (formerly known as L-3 Communications Corporation) (or its permitted successor), a Delaware corporation (the “Company”), each direct or indirect subsidiary of the Company signatory hereto (each, a “Guaranteeing Subsidiary”, and collectively, the “Guaranteeing Subsidiaries”), and The Bank of New York Mellon, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company and the Guaranteeing Subsidiaries party thereto have heretofore executed and delivered to the Trustee (1) an indenture (as amended and supplemented to the date hereof, the “Base Indenture”), dated as of October 2, 2009, providing for the issuance of an unlimited amount of 5 1/5% Senior Notes due 2019 (the “Notes”), (2) a first supplemental indenture, dated as of February 3, 2012 (the “First Supplemental Indenture”), and (3) a second supplemental indenture, dated as of October 31, 2016 (the “Second Supplemental Indenture” together with the Base Indenture and the First Supplemental Indenture, collectively, the “Indenture”), providing for the accession of certain Guaranteeing Subsidiaries.
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations (as defined in the Indenture) under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees as follows:

(a)
Such Guaranteeing Subsidiary, jointly and severally with all other current and future guarantors of the Notes (collectively, the “Guarantors” and each, a “Guarantor”), unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company under the Indenture or the Notes, that:

(i)
the principal of, premium, interest and Special Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, interest and Special Interest, if any, on the Notes, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee thereunder or under the Indenture will be promptly paid in full, all in accordance with the terms thereof; and

(ii)
in case of any extension of time for payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

(b)
Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guaranteeing Subsidiary under this Third Supplemental Indenture and its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

3.	EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

(a)
The Subsidiary Guarantee set forth in this Third Supplemental Indenture of a Guaranteeing Subsidiary shall be evidenced by the execution and delivery of this Third Supplemental Indenture by an Officer of such Guaranteeing Subsidiary.

(b)
If the Officer whose signature is on this Third Supplemental Indenture no longer holds that office at the time the Trustee authenticates any Note under the Indenture, the Subsidiary Guarantee shall be valid nevertheless.

(c)
The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Third Supplemental Indenture on behalf of each Guaranteeing Subsidiary.

(d)
Each Guaranteeing Subsidiary hereby agrees that its Obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(e)
Each Guaranteeing Subsidiary hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Third Supplemental Indenture will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

(f)
If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guaranteeing Subsidiary, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or such Guaranteeing Subsidiary, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantee made pursuant to this Third Supplemental Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

(g)
Each Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guaranteeing Subsidiary further agrees that, as between such Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand:

(i)
the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Third Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and

(ii)
in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guaranteeing Subsidiary for the purpose of the Subsidiary Guarantee made pursuant to this Third Supplemental Indenture.

(h)
Each Guaranteeing Subsidiary shall have the right to seek contribution from any other non-paying Guaranteeing Subsidiary so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Subsidiary Guarantee made pursuant to this Third Supplemental Indenture.

4.	GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

(a)
Except as set forth in Article 5 of the Indenture, nothing contained in the Indenture, this Third Supplemental Indenture or in the Notes shall prevent any consolidation or merger of any Guaranteeing Subsidiary with or into the Company or any other Guarantor or shall prevent any transfer, sale or conveyance of the property of any Guaranteeing Subsidiary as an entirety or substantially as an entirety, to the Company or any other Guarantor.

(b)
Except as set forth in Article 5 of the Indenture, nothing contained in the Indenture, this Third Supplemental Indenture or in the Notes shall prevent any consolidation or merger of any Guaranteeing Subsidiary with or into an entity other than the Company or any other Guarantor (in each case, whether or not affiliated with the Guaranteeing Subsidiary), or successive consolidations or mergers in which a Guaranteeing Subsidiary or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of any Guaranteeing Subsidiary as an entirety or substantially as an entirety, to an entity other than the Company or any other Guarantor (in each case, whether or not affiliated with the Guaranteeing Subsidiary) authorized to acquire and operate the same; provided, however, that each Guaranteeing Subsidiary hereby covenants and agrees that (i) subject to the Indenture, upon any such consolidation, merger, sale or conveyance, the due and punctual performance and observance of all of the covenants and conditions of the Indenture and this Third Supplemental Indenture to be performed by such Guaranteeing Subsidiaries, shall be expressly assumed (in the event that such Guaranteeing Subsidiary is not the surviving entity in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the entity formed by such consolidation, or into which such Guaranteeing Subsidiary shall have been merged, or by the entity which shall have acquired such property and (ii) immediately after giving effect to such consolidation, merger, sale or conveyance no Default or Event of Default exists.

(c)
In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee made pursuant to this Third Supplemental Indenture and the due and punctual performance of all of the covenants and conditions of the Indenture and this Third Supplemental Indenture to be performed by such Guaranteeing Subsidiary, such successor entity shall succeed to and be substituted for such Guaranteeing Subsidiary with the same effect as if it had been named herein as the Guaranteeing Subsidiary. Such successor entity thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture and this Third Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this Third Supplemental Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

5.	RELEASES.

(a)
Upon the release of a Guarantor from its Guarantees of, and all pledges and security interests granted in connection with, all other Indebtedness of the Company, such Guaranteeing Subsidiary shall be released and relieved of its Obligations under its Subsidiary Guarantee and this Third Supplemental Indenture. Any Guaranteeing Subsidiary not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of any Guaranteeing Subsidiary under the Indenture as provided herein.

(b)	Each Guaranteeing Subsidiary shall be released and relieved of its obligations under this Third Supplemental Indenture in accordance with, and subject to, Sections 4.09 and 10.04 of the Indenture.

6.
NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsidiary of the Company, as such, shall have any liability for any Obligations of the Company or any Subsidiary of the Company under the Notes, any Subsidiary Guarantees, the Indenture or this Third Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7.	NEW YORK LAW TO GOVERN. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.	COUNTERPARTS. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9.	EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

11.
BENEFITS ACKNOWLEDGED. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Third Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

12.
SUCCESSORS. All agreements of the Guaranteeing Subsidiaries in this Third Supplemental Indenture shall bind its successors, except as otherwise provided in Section 10.04 of the Indenture. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: March 30, 2018	L3 TECHNOLOGIES, INC._________________

[Signature Page to Third Supplemental Indenture]

Electrodynamics, Inc.
Interstate Electronics Corporation
L3 Advanced Programs, Inc. (f/k/a L-3 Advanced Programs, Inc.)
L3 Applied Technologies, Inc. (f/k/a L-3 Applied Technologies, Inc.)
L3 Chesapeake Sciences Corporation (f/k/a L-3 Chesapeake Sciences Corporation)
L-3 Communications AIS GP Corporation
L-3 Communications Avionics Systems, Inc.
L3 Cincinnati Electronics Corporation (f/k/a L-3 Communications Cincinnati Electronics Corporation)
L-3 Communications Electron Technologies, Inc.
Wescam USA, Inc. (f/k/a L-3 Communications EO/IR, Inc.)
L3 ESSCO, Inc. (f/k/a L-3 Communications ESSCO, Inc.)
L-3 Communications Flight Capital LLC
L-3 Communications Flight International Aviation LLC
L-3 Communications Foreign Holdings, Inc.
L-3 Communications Investments Inc.
L3 MariPro, Inc. (f/k/a L-3 Communications MariPro, Inc.)
L3 Mobile-Vision, Inc. (f/k/a L-3 Communications Mobile-Vision, Inc.)
L3 Security & Detection Systems, Inc. (f/k/a L-3 Communications Security And Detection Systems, Inc.)
L-3 Communications Vector International Aviation LLC
L-3 Communications Vertex Aerospace LLC
L3 Westwood Corporation (f/k/a L-3 Communications Westwood Corporation)
L-3 Domestic Holdings, Inc.
L3 Fuzing and Ordnance Systems, Inc. (f/k/a L-3 Fuzing And Ordnance Systems, Inc.)
L3 Unidyne, Inc. (f/k/a L-3 Unidyne, Inc.)
L3 Unmanned Systems, Inc. (f/k/a L-3 Unmanned Systems, Inc.)
Power Paragon, Inc.
SPD Electrical Systems, Inc.
SPD Switchgear Inc.
L-3 Afghanistan, LLC
L-3 Army Sustainment LLC
L-3 Centaur, LLC
L-3 CTC Aviation Holdings Inc.
L-3 CTC Aviation Leasing (US) Inc.
L-3 CTC Aviation Training (US) Inc.
L-3 Investments, LLC
Aerosim Academy, Inc.
Aerosim Technologies, Inc.
Flight Training Acquisitions LLC
ForceX, Inc.
L3 Kigre, Inc.
L3 Adaptive Methods, Inc.
L3 Doss Aviation, Inc.
L3 OceanServer, Inc.
L3 Open Water Power, Inc.

As Guaranteeing Subsidiaries________________

[Signature Page to Third Supplemental Indenture]

L-3 Communications Integrated Systems L.P., a_ Delaware limited partnership________________

By: L-3 COMMUNICATIONS AIS GP_____ _ CORPORATION,____________ ___________ as General Partner_______________________

Mustang Technology Group, L.P., a Texas limited partnership__________ ____________________

By: L-3 TECHNOLOGIES, INC.,___________ as General Partner___ ____________________

[Signature Page to Third Supplemental Indenture]

Dated: March 30, 2018	THE BANK OF NEW YORK MELLON,______ as Trustee_______________________________

[Signature Page to Third Supplemental Indenture]